Exhibit 10.2

Execution Version

LIMITED CONSENT TO LOAN GUARANTEE AGREEMENT

This LIMITED CONSENT, dated May 28, 2025 (this “Limited Consent”), between the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”) and EOS ENERGY ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower” and together with DOE, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Borrower proposes to offer and sell (i) shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Borrower (the “Shares”) in a registered public offering and (ii) convertible unsecured senior notes as described in Section 2(a) below (the “Convertible Notes” and, collectively with the Shares, the “Offered Securities”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (clause (i) and (ii) collectively, together with the issuance of any shares of Common Stock upon conversion of such Convertible Notes, the “Offerings”);

WHEREAS, the Borrower intends to use the proceeds of the Offerings (i) to repurchase the outstanding Koch Convertible Notes (the “Koch Convertible Notes Repurchase”), (ii) to prepay the Cerberus Loan in an amount up to $125,000,000 (the “Cerberus Prepayment”) and (iii) for general corporate purposes (together with the Koch Convertible Notes Repurchase and the Cerberus Prepayment, the “Permitted Use”);

WHEREAS, in connection with the Offerings, the Borrower intends to enter into certain amendments, waivers or consents with respect to the Cerberus Financing Documents (the “Cerberus Loan Amendment”) for the (i) deferral until March 31, 2027 of the application of the Minimum Consolidated EBITDA and Minimum Consolidated Revenue covenants (the “Cerberus Covenant Deferral”) (corresponding to Section 7.23(a) and (b) of the Loan Agreement) and (ii) reduction of the interest rate under the Cerberus Credit Agreement to a PIK rate of 7% per annum (subject to a prepayment of the Cerberus Loan not less than $50,000,000);

WHEREAS, the Borrower and DOE entered into that certain Loan Guarantee Agreement, dated as of November 26, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 6.03 of the Loan Agreement, the Borrower provides a representation with respect to the capitalization of the Borrower as described in Schedule E (Capitalization) thereto (the “Capitalization Representation”);

WHEREAS, pursuant to Section 9.01(b)(i) of the Loan Agreement, the Borrower is restricted from entering into any contracts or other agreements providing it with material rights against, or material obligations toward, any Person other than rights and obligations under the Financing Documents and Project Documents permitted thereunder and any transactions expressly contemplated hereby and thereby (the “Contractual Agreements Restriction”);

WHEREAS, pursuant to Section 9.01(b)(ii) of the Loan Agreement, the Borrower is restricted from entering into any Additional Project Document (other than Cerberus Financing Documents not prohibited by the Intercreditor Agreement) that would constitute a Major Project Document without the prior written consent of DOE (the “Additional Project Document Restriction”);

WHEREAS, pursuant to Section 9.01(b)(iii) of the Loan Agreement, the Borrower is restricted from entering into any transaction or series of related transactions with any Person other than in the Ordinary Course of Business and on an arm’s-length basis, except as expressly permitted under the Loan Agreement (the “Ordinary Course of Business Restriction”);

WHEREAS, pursuant to Section 9.01(c)(i) of the Loan Agreement, the Borrower is restricted from agreeing to any amendment, modification, consent or waiver of the Cerberus Financing Documents (the “Amendment Restriction” and, together with the Capitalization Representation, the Contractual Agreements Restriction, the Additional Project Document Restriction and the Ordinary Course of Business Restriction, the “Restrictions”);

WHEREAS, pursuant to Section 9.04 of the Loan Agreement, the Borrower is restricted from declaring, ordering, paying, making or setting apart, or agreeing to declare, order, pay, make or set apart, any sum for any Restricted Payments;

WHEREAS, pursuant to Section 9.14 of the Loan Agreement, the Borrower is restricted from incurring, creating, guaranteeing, assuming, permitting to exist or otherwise becoming liable for any Indebtedness, except for Permitted Indebtedness;

WHEREAS, pursuant to Section 9.21 of the Loan Agreement, the Borrower is restricted from entering into or permitting to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of any Borrower Entity (each such transaction, an “Affiliate Transaction”);

WHEREAS, pursuant to Section 9.23 of the Loan Agreement, the Borrower is restricted from purchasing, redeeming, defeasing or prepaying any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity (the “Certain Payments Provision”);

WHEREAS, subject to the terms and conditions set forth herein, DOE is willing to consent to (i) the Offerings, the issuance of Offered Securities in connection with the Offerings, the issuance of any Common Stock upon conversion of the Convertible Notes issued in connection with the Offerings, the Permitted Use and payments of cash on the Convertible Notes in accordance with their terms; (ii) deferral until March 31, 2027 of the application of the covenants set forth in Section 7.23(a) and (b) of the Loan Agreement (the “DOE EBITDA/Revenue Covenant Deferral” and, together with the Cerberus Covenant Deferral, the “Covenant Deferrals”) upon and subject to the effectiveness of the Cerberus Covenant Deferral and (iii) the Convertible Notes being considered “Permitted Indebtedness” for purposes of such defined term in the Loan Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

Section 2. Limited Consent to the Existing Loan Agreement.

(a) Effective as of the Limited Consent Effective Date, and subject to the terms and conditions contained in this Limited Consent, notwithstanding the Restrictions, DOE hereby consents to (a) the Offerings, (b) the issuance of Offered Securities in connection with the Offerings, (c) the issuance of any Common Stock upon conversion of the Convertible Notes issued in connection with the Offerings, (d) the Permitted Use, (e) the Covenant Deferrals, (f) payments of cash on the Convertible Notes in accordance with their terms and (g) the Borrower’s entry into the documentation necessary to effect the foregoing; provided, however, that this Limited Consent is subject to the following:

(i) The Offerings shall occur no later than June 11, 2025.

(ii) The proceeds of the Offerings shall be used only for the Permitted Use.

(iii) The terms of the Convertible Notes shall be consistent with the following: (A) the Convertible Notes shall be non-amortizing convertible senior unsecured notes with a tenor of approximately five (5) years and ranking substantially the same as the Koch Convertible Notes as in effect as of the date hereof; (B) cash interest payments under the Convertible Notes shall be made semiannually and the Convertible Notes shall be convertible at the option of holders thereof upon satisfaction of certain conditions, into cash, shares of the Borrower’s common stock, or a combination thereof (as elected by the Borrower); (C) the Convertible Notes shall have no meaningful covenants other than a customary merger covenant and a requirement for the Borrower to offer to repurchase the Convertible Notes upon the occurrence of certain customary fundamental changes.

(iv) The Borrower shall maintain cash in reserve in a Project Account (as defined in the Accounts Agreement) as instructed by DOE (the “Interest Reserve Account”) in an amount equal to all interest payments that are to be due and owing under the Convertible Notes for the period of twenty-four (24) months commencing as of the closing date of the Convertible Notes, which such amount shall be automatically reduced by the amounts of any actual interest payments paid by the Borrower under the Convertible Notes; provided that the balance in the Interest Reserve Account shall not be reduced below an amount equal to all interest payments that are to be due and owing under the Convertible Notes for the then next twelve (12) month period.

(v) The Borrower shall provide DOE with (i) the final version of the Cerberus Loan Amendment on the Limited Consent Effective Date, and (ii) final versions of the offering documents with respect to the Offerings on the date of the consummation thereof.

(b) DOE agrees that the Convertible Notes shall be considered “Permitted Indebtedness” for purposes of such defined term in the Loan Agreement.

(c) DOE agrees that the Borrower shall not be required to apply the proceeds of the Offerings to prepay the Guaranteed Loan pursuant to Section 3.05(c)(i)(M) of the Loan Agreement.

Section 3. Conditions Precedent. This Limited Consent and the limited consent contained in Section 2 above, shall become effective upon the first date on which each of the following conditions have been satisfied or waived (such date, the “Limited Consent Effective Date”), and the Borrower hereby certifies that each of the conditions set forth in Section 3(b) and (c) below are satisfied as of the date of this Limited Consent:

(a) This Limited Consent shall have been duly executed and delivered by each of the Borrower and DOE.

(b) No Default, Event of Default, Event of Force Majeure or Event of Loss shall have occurred and be continuing as of the Limited Consent Effective Date.

(c) Each of the representations and warranties made (or deemed to be made) by any Borrower Entity in any Financing Document are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it is true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty is true and correct as of such date or time); except to the extent that the Offerings impact the disclosures set forth in Schedule E (Capitalizations) to the DOE Agreement.

Section 4. Representations and Warranties.

The Borrower hereby represents and warrants to and in favor of DOE and FFB, on and as of the date hereof, that:

(a) it has duly authorized, executed and delivered this Limited Consent, and none of: (a) its execution and delivery hereof, and (b) its consummation of the transactions contemplated hereby nor its compliance with the terms of hereof, in each case, do or will (i) contravene its Organizational Documents or any Applicable Laws or Governmental Approval; (ii) contravene or result in any breach or constitute any default under any Governmental Judgment; (iii) contravene or result in any breach, constitute any default, or result in or require the creation of any Lien upon any property of the Borrower under any Transaction Document or any other agreement or instrument to which the Borrower is a party or by which it or any of its properties may be bound, except for any Permitted Liens; or (iv) require the consent or approval of any Person other than the Required Approvals and any other consents or approvals that have been obtained and are in full force and effect;

(b) this Limited Consent is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) each of the representations and warranties contained in Article VI of the Loan Agreement (except with respect to Section 6.03 as provided herein) are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it is true and correct in all respects) as of the Limited Consent Effective Date, except as such representations and warranties are expressly made as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(d) no Default, Event of Default, Event of Force Majeure or Event of Loss has occurred and is continuing or will occur as of the date hereof as a result of the execution, delivery and performance of this Limited Consent.

Section 5. Limited Consent.

(a) The Borrower acknowledges and agrees that DOE is providing this Limited Consent in full reliance on relevant information provided by the Borrower (including, without limitation, statements made by the Borrower in its consent request addressed to DOE dated May 23, 2025) and the Borrower’s representations and warranties herein.

(b) Except as expressly provided for herein, the terms and conditions of the Loan Agreement and the other Financing Documents shall continue unchanged and shall remain in full force and effect and are hereby ratified and confirmed. This Limited Consent is limited in effect and shall apply solely to the matters set forth herein and to the extent expressly set forth herein and shall not be deemed or construed as an amendment, waiver or consent of any other matters. Except as expressly provided for herein, nothing herein shall be construed as or deemed to be a waiver or consent by DOE of any past, present or future breach or non-compliance with any terms or provisions contained in any Financing Document, and nothing herein shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Limited Consent. Except as provided for herein, nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Financing Document in similar or different circumstances. The consent provided in Section 2 above shall be applicable solely with respect to the proposed Offerings by the Outside Date and the matters expressly provided therein and not with respect to any other offerings or similar transactions of any Borrower Entity, and no other amendments, waivers or consents may be construed or implied.

Section 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of DOE and other Secured Parties in connection with the preparation, execution, delivery and administration, modification and amendment of this Limited Consent and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel to any such Person) in accordance with the terms of the Financing Documents.

Section 7. Reference to the Effect on the Financing Documents. On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import, and each reference in the other Financing Documents to the “Loan Agreement,” “thereunder,” thereof,” therein,” thereby” or words of like import referring to the Loan Agreement, as applicable, shall mean and be a reference to the Loan Agreement as amended hereby.

Section 8. Governing Law; Waiver of Jury Trial.

(a) THIS LIMITED CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS LIMITED CONSENT THAT THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.

(b) EACH OF THE PARTIES TO THIS LIMITED CONSENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LIMITED CONSENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS LIMITED CONSENT AND THE OTHER FINANCING DOCUMENTS.

Section 9. Miscellaneous.

(a) On and after the Limited Consent Effective Date, this Limited Consent shall be deemed a Financing Document for all purposes.

(b) Sections 11.05 (Severability), 11.09 (Successors and Assigns), 11.14 (Submission to Jurisdiction; Etc.), 11.15 (Entire Agreement), 11.16 (Benefits of Agreement), 11.17 (Headings), 11.18 (Counterparts; Electronic Signatures), 11.19 (No Partnership; Etc.) and 11.20 (Independence of Covenant) of the Loan Agreement are incorporated herein by reference, mutatis mutandis, and shall have the same force and effect with respect to this Limited Consent as if fully set forth herein.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Limited Consent, all as of the day and year first above mentioned.

EOS ENERGY ENTERPRISES, INC.
a Delaware corporation,
as Borrower

By:	/s/Joe Mastrangelo
Name:	Joe Mastrangelo
Title:	CEO

[Signature Page to Limited Consent to Loan Guarantee Agreement]

U.S. DEPARTMENT OF ENERGY,
an agency of the federal government of the United States of America

By:	/s/ Liane Genatowski
Name:	Lane Genatowski
Title:	Senior Advisor

[Signature Page to Limited Consent to Loan Guarantee Agreement]